Exhibit 99.1

SPECIAL MEETING OF F. & M. BANCORP. OF TOMAH, INC.

Date: June 20, 2019
Time: 10:00 A.M. (Local Time)
Place: 1001 Superior Avenue, Tomah, WI 54660

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1 and 2.

	For	Against	Abstain	Directors Recommend
1: To approve and adopt the Agreement and Plan of Merger, dated as of January 21, 2019, as such agreement may be amended from time to time (the "merger agreement"), among F. & M. Bancorp. of Tomah, Inc. ("F&M"), Citizens Community Bancorp, Inc., a Maryland corporation ("Citizens"), and F&M Merger Sub, Inc., a Minnesota corporation and wholly-owned subsidiary of Citizens ("Merger Sub"), and the merger of Merger Sub with and into F&M, as more fully described in the proxy statement/prospectus.	☐	☐	☐	For
2: To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐	For

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed above by the undersigned shareholder(s). If properly signed, but no direction is made, this proxy will be voted in favor of all of the above proposals.

Please mark your selection for each of the proposals described above, then sign and date this form. Please return this proxy form promptly but in any event no later than June 20, 2019, using the enclosed envelope for your convenience.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Dated: ______________________, 2019.

______________________ Signature

______________________ Additional Signature (if jointly held)

______________________ Please Print Name

______________________ Please Print Name

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Special Meeting of F. & M. Bancorp. of Tomah, Inc.
to be held on Thursday, June 20, 2019
for Holders as of May 10, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The shareholder(s) signing and returning the proxy card appoints Peter Reichardt and/or Robin Pierce (the "Proxies"), each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated in the proxy card, all the shares of common stock of F. & M. Bancorp. of Tomah, Inc. held of record by the shareholder(s) on May 10, 2019 at the Special Meeting of Shareholders to be held on June 20, 2019, or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1 & 2.

PROXY TABULATOR FOR

F. & M. BANCORP. OF TOMAH, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — F. & M. Bancorp. of Tomah, Inc. Special Meeting of Shareholders June 20, 2019, 10:00 a.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The shareholder(s) signing on the reverse side appoints Peter Reichardt and/or Robin Pierce (the Proxies), each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of common stock of F. & M. Bancorp. of Tomah, Inc. (F&M) held of record by such shareholder(s) on May 10, 2019 at the Special Meeting of Shareholders to be held on June 20, 2019, or any adjournment thereof. Please separate carefully at the perforation and return just this portion in the envelope provided. The purpose of the Special Meeting is to take action on the following: 1. To approve and adopt the Agreement and Plan of Merger, dated as of January 21, 2019, as such agreement may be amended from time to time (the merger agreement), among F&M, Citizens Community Bancorp, Inc., a Maryland corporation (Citizens), and F&M Merger Sub, Inc., a Minnesota corporation and wholly-owned subsidiary of Citizens (Merger Sub), and the merger of Merger Sub with and into F&M, as more fully described in the proxy statement/prospectus. 2. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The Board of Directors of the Company recommends a vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE SHAREHOLDER(S) SIGNING ON THE REVERSE SIDE. IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE ABOVE PROPOSALS. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.